Exhibit 99.1

BioSpecifics Technologies Corp. Announces FDA Approval of
XIAFLEX®for the Treatment of Peyronie’s Disease

LYNBROOK, NY – December 6, 2013 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company developing first in class collagenase-based products marketed as XIAFLEX (collagenase clostridium histolyticum or CCH) in the U.S and XIAPEX® in the EU, today announced that the U.S. Food & Drug Administration (FDA) has approved the supplemental Biologics License Application (sBLA) submitted by BioSpecifics’ partner Auxilium Pharmaceuticals, Inc. (Auxilium) for XIAFLEX, an in-office, biologic for this treatment of Peyronie’s disease. This is the first and only FDA-approved biologic therapy indicated for the treatment of Peyronie’s disease in men with a palpable plaque and a curvature of 30 degrees or greater at the start of therapy. XIAFLEX is already approved in the U.S., EU, Canada and Australia for the treatment of adult Dupuytren’s contracture patients with a palpable cord in the palm.

“Patients with Peyronie’s have been very eager for an effective minimally invasive therapy and we believe that the sBLA approval represents tremendous advance in the treatment for this physically and psychologically devastating disease,” said Thomas L. Wegman, President of BioSpecifics. “We expect to continue the XIAFLEX market expansion as we move forward in our own development of the product in human and canine lipomas and the preclinical work in uterine fibroids. We also will be working with our partner Auxilium to advance additional indications such as frozen shoulder and cellulite towards potential commercialization.”

Under the terms of BioSpecifics’ agreement with Auxilium, BioSpecifics will receive a $2 million milestone payment from Auxilium in connection with this approval. In addition, BioSpecifics will receive low double-digit royalties based on net sales by Auxilium of XIAFLEX for the treatment of Peyronie’s disease.

The approval by the FDA of Auxilium's sBLA for XIAFLEX for the treatment of Peyronie's disease is based on safety and efficacy data from Auxilium’s Phase III clinical trials and other controlled and open label clinical studies in which over 1,000 patients with Peyronie’s disease were enrolled and received over 7,400 injections of XIAFLEX. In the two identical Phase III double-blind placebo-controlled studies, XIAFLEX demonstrated statistically significant improvement in the co-primary endpoints of penile curvature deformity and patient-reported bother versus placebo.

The approved dose of XIAFLEX for the treatment of Peyronie’s disease is 0.58 mg per injection administered into a Peyronie's plaque. Up to eight injections (four treatment cycles) may be administered in the course of treatment. Also, a penile modeling procedure is recommended after every treatment cycle of two injections in an effort to further disrupt the plaque. If more than one plaque is present, it should be injected into the plaque causing the curvature deformity.

Auxilium has created Auxilium AdvantageTM to support access to XIAFLEX and provide a single point of contact for health care providers and patients for help accessing the product. A risk evaluation and mitigation strategy (REMS) for XIAFLEX went into effect after the product first received FDA approval in February 2010 for adults with Dupuytren’s contracture with a palpable cord, and Auxilium has further collaborated with the FDA to update the REMS with an Elements to Assure Safe Use (ETASU) for XIAFLEX for the treatment of Peyronie’s disease in men with a palpable plaque and curvature deformity of 30 degrees or greater at the start of therapy. The goal of the XIAFLEX REMS with an ETASU for Peyronie’s disease is to certify that the appropriate physicians and practice sites are trained in the use of XIAFLEX and to attempt to mitigate the serious risk of penile fracture (corporal rupture) and other serious injuries to the penis such as hematoma. These serious risks are highlighted in the Boxed Warning within the Full Prescribing Information (the label).

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is currently marketed as XIAFLEX® (collagenase clostridium histolyticum or CCH) in the U.S. for the treatment of adult Dupuytren's contracture patients with a palpable cord in the palm by BioSpecifics' partner, Auxilium Pharmaceuticals, Inc. (Auxilium). Actelion Pharmaceuticals Ltd. has the marketing rights for XIAFLEX for the treatment of Dupuytren’s contracture in Canada and Australia, and Swedish Orphan Biovitrum AB markets CCH as XIAPEX® (the EU tradename for CCH) for the treatment of Dupuytren’s contracture in 71 Eurasian and African countries. In December 2013, the U.S. Food & Drug Administration (FDA) approved XIAFLEX for the treatment of Peyronie’s disease in men with a palpable plaque and a curvature deformity of 30 degrees or greater at the start of therapy. CCH is in clinical development for the treatment of several additional promising indications. Auxilium is testing CCH for frozen shoulder syndrome and expects to initiate next stage trials in the fourth quarter of 2013. Auxilium is also testing CCH as a treatment for cellulite in a Phase 2a study. BioSpecifics is currently managing the development of CCH for the treatment of human and canine lipomas, both of which are in Phase 2 trials, and expects to report top-line data from these trials in the fourth quarter of 2013. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This release includes "forward-looking statements" within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are "forward-looking statements". The forward-looking statements include statements concerning, among other things, the potential for the XIAFLEX market to be expanded; payments to be received from Auxilium; the timing for reporting top-line data from BioSpecifics' Phase 2 trials of CCH in human and canine lipomas; the timing of the initiation of next stage trials of CCH for frozen shoulder syndrome; and the extent to which additional indications are promising and may advance towards commercialization. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "anticipate," "plan," "estimate," "likely," "may," "will," "could," "continue," "project," "predict," "goal," the negative or plural of these words, and other similar expressions. These forward-looking statements are our predictions based on our current expectations and our projections about future events. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including the ability of Auxilium and its partners to achieve their respective objectives for CCH in their applicable territories; the uncertainties inherent in the initiation of future clinical trials; Auxilium or any of its partners modifying their respective objectives and/or allocating resources other than to CCH; the potential market for CCH in a given indication being smaller than anticipated; the potential of CCH to be used in additional indications and the initiation, timing and outcome of clinical trials of CCH for additional indications; the timing of regulatory filings and action; the receipt of any applicable milestone payments from Auxilium; and other risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2012, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013, and our Current Reports on Form 8-K filed with the SEC. All forward-looking statements included in this release are made as of the date hereof, and we assume no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com